                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                         VARI-LITE INTERNATIONAL, INC.
                          ----------------------------
                (Name of Registrant as Specified In Its Charter)

                              -------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Vari-Lite International, Inc., a Delaware corporation (the "Company"), to be held at 10:00 a.m. local time, on Friday, March 10, 2000, at the Company's offices at 201 Regal Row, Dallas, Texas 75247. A Notice of Annual Meeting, Proxy Statement and form of proxy card are enclosed. A copy of the Company's 1999 Annual Report is also enclosed. At this meeting you will be asked to:

    (i) Elect two Class III directors to serve until the annual meeting of stockholders to be held in 2003;

    (ii) Approve an amendment to the Company's 1997 Omnibus Plan to increase the number of shares of Common Stock that may be issued upon exercise of options granted under that plan from 800,000 shares to 1,200,000 shares; and

   (iii) Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    It is important that your shares be represented at the meeting. Whether or not you expect to attend the meeting in person, however, please sign and date the enclosed proxy card and return it in the enclosed envelope at your earliest convenience.

                                                       Very truly yours,

                                                       [/S/ H.R. BRUTSCHE]
                                                       H.R. Brutsche III
                                                       CHAIRMAN OF THE BOARD

Dallas, Texas
January 28, 2000

                         VARI-LITE INTERNATIONAL, INC.
                                 201 REGAL ROW
                              DALLAS, TEXAS 75247

                            ------------------------

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 10, 2000

                             ---------------------

    The Annual Meeting of Stockholders of Vari-Lite International, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at 201 Regal Row, Dallas, Texas 75247, on Friday, March 10, 2000 at 10:00 a.m. local time, for the following purposes:

    1. To elect two Class III directors to serve until the annual meeting of stockholders to be held in 2003;

    2. To approve an amendment to the Company's 1997 Omnibus Plan to increase the number of shares of Common Stock that may be issued upon exercise of options granted under that plan from 800,000 shares to 1,200,000 shares; and

    3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    Only stockholders of record at the close of business on January 14, 2000 are entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available at the meeting for examination by any stockholder and at least 10 days prior to the meeting at the office of the Secretary of the Company at the address listed above.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TO THE COMPANY IN THE ENCLOSED ADDRESSED AND STAMPED ENVELOPE. You may revoke the proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy card or by attending the meeting, withdrawing the proxy and voting in person.

                                          By Order of the Board of Directors

                                          [/S/ JEROME L. TROJAN III]
                                          Jerome L. Trojan III
                                          SECRETARY

Dallas, Texas
January 28, 2000

                         VARI-LITE INTERNATIONAL, INC.
                                 201 REGAL ROW
                              DALLAS, TEXAS 75247

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 10, 2000

                             ---------------------

    This Proxy Statement is furnished to stockholders of Vari-Lite International, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on March 10, 2000 (the "Annual Meeting"). Shares represented by proxy cards in the form enclosed will be voted at the Annual Meeting if the proxy card is properly executed, returned to the Company before the Annual Meeting and not revoked. Any stockholder may revoke a proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy card or by attending the meeting, withdrawing the proxy and voting in person. Your attendance at the meeting will not constitute automatic revocation of the proxy. This Proxy Statement and the enclosed proxy card form are first being sent to stockholders on or about January 28, 2000.

                         ACTION TO BE TAKEN AT MEETING

    The shares represented by proxy cards will be voted according to the instructions indicated therein when stockholders have appropriately specified how their shares represented thereby should be voted. Unless the stockholder otherwise specifies therein, the shares represented by his proxy card will be voted (i) FOR the election as Class III directors of the nominees listed under "Election of Directors", (ii) FOR the approval of the amendment to the Vari-Lite International, Inc. 1997 Omnibus Plan which increases the number of shares of Common Stock that may be issued upon exercise of options granted under that plan from 800,000 shares to 1,200,000 shares and (iii) at the discretion of the proxy holders, either FOR or AGAINST any other matter or business that may properly come before the meeting. The Board of Directors does not know of any such other matter or business.

                        PERSONS MAKING THE SOLICITATION

    The accompanying proxy is being solicited by the Board of Directors of the Company. The cost of soliciting your proxy will be borne entirely by the Company and no other person or persons will bear such costs either directly or indirectly. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors and regular officers and employees of the Company.

                           OUTSTANDING CAPITAL STOCK

    The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is January 14, 2000. At the close of business on that date the Company had 7,800,003 shares of Common Stock, $0.10 par value per share ("Common Stock"), issued and outstanding and entitled to vote at the Annual Meeting.

    The following table sets forth, as of January 14, 2000, the number of shares of Common Stock beneficially owned by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock,
(2) each director and each nominee for director, (3) the Company's Chief Executive Officer and each of the Company's six other most highly compensated executive officers for services rendered for the fiscal year ended
September 30, 1999 (collectively, the "Named Executive Officers") and (4) all current directors and executive officers as a group:

                                                        BENEFICIAL OWNERSHIP(1)
                                                     -----------------------------
NAME OF BENEFICIAL OWNER                             NUMBER OF SHARES   PERCENTAGE
------------------------                             ----------------   ----------
H. R. Brutsche III(2)..............................       743,132           9.5%
James H. Clark, Jr.(3)(4)..........................       636,036           8.2%
John D. Maxson(3)(5)...............................       705,640           9.0%
C. Vincent Prothro(6)..............................         6,920          *
John R. Rettberg(6)................................         6,920          *
J. Anthony Smith(7)................................       762,944           9.8%
Anthony G. Banks(7)................................       758,936           9.7%
Philip D.C. Collins(7).............................       758,940           9.7%
Michael J.C.C. Rutherford(7).......................       758,936           9.7%
James M. Bornhorst(8)..............................       232,398           3.0%
Loren J. Haas(9)...................................        30,958          *
Michael P. Herman(10)..............................        29,276          *
T. Clay Powers(11).................................        22,452          *
Bert H.F. De Haes..................................             0          *
Fuminori Kobayashi.................................         1,000          *
The Prudential Insurance Company of America(12)....     1,071,300          13.7%
All current directors and executive officers as a
  group (15 persons)(13)...........................     2,961,185          38.0%

------------------------

   * Less than one percent.

 (1) Except as otherwise indicated, each person named above has sole voting power and investment power with respect to such Common Stock.

 (2) Includes 45,164 shares held by Brutsche Family Trust, a trust of which Brown Brothers Harriman & Co. ("BBH") serves as trustee, 1,584 shares held by the Vari-Lite International, Inc. Employees' Stock Ownership Plan ("ESOP") for the benefit of Mr. Brutsche and 38,333 shares issuable upon exercise of stock options exercisable within 60 days. Mr. Brutsche disclaims beneficial ownership of the shares held by Brutsche Family Trust. Mr. Brutsche's address is 201 Regal Row, Dallas, Texas 75247.

 (3) The address of Messrs. Clark and Maxson is 3738 Oak Lawn, Suite 102, Dallas, Texas 75219.

 (4) Includes 603,657 shares held by Clark Partnership, Ltd., a limited partnership of which Mr. Clark is the managing general partner, 3,764 shares held by Mr. Clark's wife and 4,800 shares issuable upon exercise of stock options exercisable within 60 days. Mr. Clark disclaims beneficial ownership of the shares owned by his wife.

 (5) Includes 50,731 shares held by Peggy Maxson 1996 Irrevocable Trust, a trust of which BBH serves as trustee, and 4,800 shares issuable upon exercise of stock options exercisable within 60 days. Mr. Maxson disclaims beneficial ownership of such shares held by the trust.

 (6) Includes 1,920 shares issuable upon exercise of stock options exercisable within 60 days.

 (7) The shares beneficially owned by Messrs. Banks, Collins, Rutherford and Smith include 392,584 shares, 392,584 shares, 392,584 shares and 392,588 shares held by Walbrook Trustees (Jersey) Ltd., Re: G45 ("G45"), Walbrook Trustees (Jersey) Ltd., Re: G46 ("G46"), Walbrook Trustees (Jersey) Ltd.,
     Re: G47 ("G47") and Walbrook Trustees (Jersey) Ltd., Re: G48 ("G48"), respectively. G45, G46, G47 and G48 are the stockholders of Ashtray Music Ltd., a United Kingdom limited company. Ashtray Music Ltd. holds 292,059 shares which are included in the shares owned beneficially by each of Messrs. Banks, Collins, Rutherford and Smith. Except for 74,293 shares, 74,297 shares, 74,293 shares and 74,297 shares, which are owned by Messrs. Banks, Collins, Rutherford and Smith, respectively, Messrs. Banks, Collins, Rutherford and Smith disclaim beneficial ownership of all such shares. Of the shares held by Mr. Smith, 4,000 are issuable upon exercise of stock options exercisable within 60 days. The address of Messrs. Banks, Collins, Rutherford and Smith is 25 Ives Street, London SW3 2ND England.

 (8) Includes 1,455 shares held by the ESOP for the benefit of Mr. Bornhorst and 10,000 shares issuable upon exercise of stock options exercisable within 60 days.

 (9) Includes 1,140 shares held by the ESOP for the benefit of Mr. Haas and 11,000 shares issuable upon exercise of stock options exercisable within 60 days.

 (10) Includes 1,258 shares held by the ESOP for the benefit of Mr. Herman and 9,200 shares issuable upon exercise of stock options exercisable within 60 days.

 (11) Includes 1,362 shares held by the ESOP for the benefit of Mr. Powers and 11,000 shares issuable upon exercise of stock options exercisable within 60 days.

 (12) The number of shares is based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 29, 1999. The Prudential Insurance Company of America's address is 751 Broad Street, Newark, New Jersey 07102-3777.

 (13) Includes 7,750 shares held by the ESOP for the benefit of some of such persons and 97,973 shares issuable upon exercise of stock options exercisable within 60 days.

                               QUORUM AND VOTING

    The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions are included in vote totals and, as such, will have the same effect on each proposal, other than the election of directors, as a negative vote. Abstentions as to the election of directors will not affect the election of the candidates receiving a plurality of votes. Broker non-votes are not included in vote totals and, as such, will have no effect on any proposal. The holders of outstanding Common Stock are entitled to one vote per share on each matter submitted to a vote of stockholders. Cumulative voting is prohibited in the election of directors. To be elected a director, each nominee must receive a plurality of all of the votes cast at the Annual Meeting for the election of directors. A majority vote of the holders of outstanding shares of Common Stock entitled to vote is required to approve the amendment of the Vari-Lite International, Inc. 1997 Omnibus Plan (the "1997 Omnibus Plan"). All other matters that properly come before the Annual

Meeting must receive the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS

    Two Class III directors are to be elected at the Annual Meeting for a term expiring at the annual meeting of stockholders to be held in 2003 or until their respective successors are duly elected and qualified. Set forth below is certain information concerning the persons nominated for election as directors of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES.

CLASS III NOMINEES TO SERVE UNTIL THE ANNUAL MEETING TO BE HELD IN 2003:

H.R. BRUTSCHE III

    H.R. Brutsche III, 55, is one of the founders of the Company and has served as a director of the Company and certain of its subsidiaries since their inception. Mr. Brutsche has served as Chairman of the Board and Chief Executive Officer of the Company and its predecessors since 1980. Mr. Brutsche also serves as Chairman of the Board and Chief Executive Officer of Vari-Lite, Inc. ("Vari-Lite") and, until August 1999, Mr. Brutsche served as Vari-Lite's President.

J. ANTHONY SMITH

    J. Anthony Smith, 55, has been a director of the Company and its predecessors since 1981. Mr. Smith also serves as a director of various Company subsidiaries. Mr. Smith has been the Managing Director of Hit & Run Music (Publishing) Limited, an international independent music publisher, and Hit & Run Music Limited, a professional manager of musicians, for over 20 years, and Ives Street Developments Limited, a property management company, for more than five years.

    The present directors of the Company whose terms will expire after 2000 are as follows:

CLASS I DIRECTORS WHO SERVE UNTIL THE ANNUAL MEETING TO BE HELD IN 2001:

JOHN D. MAXSON

    John D. Maxson, 59, is one of the founders of the Company and has served as a director of the Company and certain of its subsidiaries since their inception. Mr. Maxson has served as Chairman of the Board of Showco, Inc. ("Showco") for more than 25 years and as Chairman of IGNITION! Creative Group, Inc. ("Ignition") since its inception in September 1994.

C. VINCENT PROTHRO

    C. Vincent Prothro, 57, has been a director of the Company since
April 1996. Mr. Prothro has been Chairman of the Board of Dallas Semiconductor Corporation, a manufacturer of electronic chips and chip-based subsystems, since 1984 and its Chief Executive Officer and President since 1989. Mr. Prothro is also a general partner of Southwest Enterprise Associates, L.P., a venture capital fund. Mr. Prothro's daughter is married to Mr. Clark's son.

CLASS II DIRECTORS WHO SERVE UNTIL THE ANNUAL MEETING TO BE HELD IN 2002:

JAMES H. CLARK, JR.

    James H. Clark, Jr., 63, has been a director of the Company and its predecessors since 1978. Mr. Clark serves as Chairman of the Company's Executive Committee and Audit Committee and is a director of various Company subsidiaries. Mr. Clark has been the Managing General Partner of Clark Partnership, Ltd., an investment and venture capital partnership, since 1988, and serves as Chairman of the Board of Texas Freezer Co. Mr. Clark's son is married to the daughter of Mr. C. Vincent Prothro.

JOHN R. RETTBERG

    John R. Rettberg, 62, has been a director of the Company since April 1996 and serves as Chairman of the Company's Compensation Committee and Omnibus Committee. Mr. Rettberg currently serves as a consultant to the Northrop Grumman Corporation ("Northrop Grumman"), an advanced technology company operating primarily in the fields of aircraft and military electronics design, development and manufacturing. Mr. Rettberg has served in this capacity since his retirement from Northrop Grumman on January 1, 1995. Mr. Rettberg joined Northrop Grumman in 1962 and, prior to his retirement, was Corporate Vice President and Treasurer. Mr. Rettberg is also a director of J.P. Morgan Investment Mgmt., a manager of mutual funds.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    The executive officers and directors of the Company are as follows:

NAME                                                             POSITION
----                                                             --------
H. R. Brutsche III...................  Chairman of the Board and Chief Executive Officer of the
                                       Company
James H. Clark, Jr...................  Director of the Company
John D. Maxson.......................  Director of the Company and Chairman of the Board of Showco
                                       and Ignition
J. Anthony Smith.....................  Director of the Company
C. Vincent Prothro...................  Director of the Company
John R. Rettberg.....................  Director of the Company
James A. Barnett.....................  General Manager of Vari-Lite Production Services European
                                       Operations
Richard W. Bratcher, Jr..............  President, Chief Executive Officer and Director of Showco
Loren J. Haas........................  Executive Vice President--Vari-Lite Production Services of
                                       Vari-Lite
Tracy E. Key.........................  Vice President and Corporate Controller of the Company
Fuminori Kobayashi...................  President and Representative Director of Vari-Lite
                                       Asia, Inc. (Vari-Lite Asia)
Janis C. Pestinger...................  Vice President--Administration and Assistant Secretary of
                                       the Company
T. Clay Powers.......................  President and Chief Operating Officer of the Company
J. Scott Thompson....................  President, Chief Executive Officer and Director of Ignition
Jerome L. Trojan III.................  Vice President--Finance, Chief Financial Officer, Treasurer
                                       and Secretary of the Company

------------------------

    Information concerning the business experience of Messrs. Brutsche, Clark, Maxson, Prothro, Rettberg and Smith is provided under "Election of Directors."

    James A. Barnett, 49, joined the Company in September 1999 as General Manager of Vari-Lite Production Services European Operations. From 1997 to 1999, Mr. Barnett served as an independent Project Manager/Management Consultant for various organizations, including ASB Bank Ltd., Auckland City Council, ProCare Health, the Real Estate Institute of New Zealand and Advent TV Singapore, with responsibilities that encompassed strategic analysis, market development and management. From 1996 to 1997, Mr. Barnett was a Strategy Development Manager with CLEAR Communications Limited, a telecommunications company. Mr. Barnett was an independent Management Consultant to Radford Group from 1995 to 1996. Radford Group is a consulting company specializing in market analysis, research and strategic planning. From 1992 to 1995, Mr. Barnett was a General Manager and Business Analyst for Television New Zealand, a broadcasting company.

    Richard W. Bratcher, Jr., 39, has been the President and Chief Executive Officer and a director of Showco since July 1996. He served as Vice President and General Manager of Showco from August 1993 until July 1996 and as its shop manager from August 1987 until August 1993. Mr. Bratcher has also served in various other capacities with Showco since 1983.

    Loren J. Haas, 41, has been the Executive Vice President--Vari-Lite Production Services of Vari-Lite since December 1997. From February 1995 until December 1997, Mr. Haas was Executive Vice President--North American Operations of Vari-Lite. Prior to that from October 1992 until February 1995, he was General Manager--Dallas of Vari-Lite and was its Marketing Manager from December 1990 until October 1992. Mr. Haas has served in various other capacities with Vari-Lite since 1987.

    Tracy E. Key, 38, has served as Vice-President and Corporate Controller of the Company since August 1999. From April 1998 to August 1999, Ms. Key served as Vice-President and Controller of International Operations of the Company. From January 1997 to April 1998, Ms. Key served as Controller of International Operations of the Company. Prior to January 1997, Ms. Key served as Manager of Financial Planning and Reporting of the Company since August 1993. From June 1990 to August 1993, Ms. Key served in various financial positions within the Corporate and International Divisions of Occidental Chemical Corp., a division of Occidental Petroleum Corporation.

    Fuminori Kobayashi, 57, has served as Representative Director (the equivalent of chief executive officer) of Vari-Lite Asia since July 1998 and as its President since October 1998. Mr. Kobayashi previously served as a Vice President of Vari-Lite Asia since August 1997. From 1996 to June 1997,
Mr. Kobayashi served as General Manager to the Managing Director of the International Marketing Division of Kenwood Corporation ("Kenwood"), and from April 1994 to 1996 served as Kenwood's General Manager of the International Logistics Department in Japan. Kenwood specializes in home and car audio products, test and measuring equipment and telephone and communications equipment. From September 1989 to March 1994, Mr. Kobayashi was the President and Representative Director of Kenwood Electronics France S.A., a wholly owned subsidiary of Kenwood in Japan.

    Janis C. Pestinger, 48, has been Vice President--Administration and Assistant Secretary of the Company since November 1996 and May 1993, respectively. Ms. Pestinger also has served as Vice President--Administration of Vari-Lite since December 1993 and for more than three years prior to that as its Risk and Benefits Manager. Ms. Pestinger has served in various other positions with Vari-Lite and Showco since 1979.

    T. Clay Powers, 40, has been the President and Chief Operating Officer of the Company and Vari-Lite since August 1999. From July 1996 until August 1999, Mr. Powers served as Vice President--Product Development and Manufacturing of Vari-Lite. Prior to that he served as the President and Chief Executive Officer of Showco since April 1992. Mr. Powers also has served as a director of Showco since December 1990. From January 1991 to April 1992, Mr. Powers served as Vice President and General Manager of Showco and from January 1990 to January 1991 Mr. Powers served as its Vice President--Internal Operations. Mr. Powers has served in various other capacities with Showco since 1982.

    J. Scott Thompson, 47, has served as President and Chief Executive Officer of Ignition since October 1994 and as a director of Ignition and its predecessor since January 1992. Prior to October 1994, Mr. Thompson was a Vice President of Showco since 1987 and served in various capacities with Showco since 1978.

    Jerome L. Trojan III, 34, has served as Vice President--Finance, Chief Financial Officer and Secretary of the Company since August 1999. From April 1998 until August 1999, Mr. Trojan was Vice-President--Corporate Development of the Company and he has served as Treasurer of the Company since January 1997. Mr. Trojan has also served as Vice President--Finance, Chief Financial Officer, Treasurer and Secretary of Vari-Lite, Showco and Ignition since August 1999. Prior to that, he served as Manager--Financial Analysis since joining the Company in May 1995. From November 1993 to May 1995, Mr. Trojan served as the Manager of Financial Analysis and Accounting for Heartland Capital Partners, LLP, a private venture capital fund. From January 1989 to October 1993, Mr. Trojan served in various positions with Deloitte & Touche LLP, including Audit Manager immediately prior to his departure.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table summarizes the compensation paid to the Company's Named Executive Officers for services rendered to the Company during each of the three fiscal years then ended September 30, 1999.

                           SUMMARY COMPENSATION TABLE

                                                            ANNUAL COMPENSATION
                                                   --------------------------------------
                                         FISCAL                            OTHER ANNUAL        ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR     SALARY($)   BONUS($)   COMPENSATION($)   COMPENSATION($)
---------------------------             --------   ---------   --------   ---------------   ---------------
H.R. Brutsche III.....................    1999     $519,243         --        $104,375(1)       $48,800(2)
  Chairman of the Board and Chief         1998     $507,763         --        $167,000(1)       $49,574(2)
  Executive Officer of the Company        1997     $466,014    $51,864        $167,000(1)       $48,180(2)

Clay Powers...........................    1999     $195,498         --              --          $ 7,398(3)
  President and Chief Operating           1998     $161,310         --              --          $ 6,546(3)
  Officer of the Company and Vari-Lite    1997     $150,000    $26,250              --          $ 6,222(3)

Loren J. Haas.........................    1999     $195,539         --              --          $ 6,823(4)
  Executive Vice President--Vari-Lite     1998     $158,281         --              --          $ 6,030(4)
  Production Services of Vari-Lite        1997     $123,445    $24,075              --          $ 5,286(4)

Fuminori Kobayashi....................    1999     $147,068    $ 6,704              --          $ 1,231(5)
  President and Representative            1998     $124,422         --              --          $ 1,231(5)
  Director of Vari-Lite Asia              1997     $ 11,420         --              --               --

James M. Bornhorst....................    1999     $168,243         --              --          $ 6,889(7)
  Former Vice President and Chief         1998     $166,258         --              --          $ 6,845(7)
  Science Officer of the Company and      1997     $154,995    $10,464              --          $ 6,637(7)
  Vice President--Advanced Technology
    of Vari-Lite(6)

Bert H.F. De Haes.....................    1999     $162,900         --              --               --
  Former General Manager of Vari-Lite     1998     $ 81,720         --              --               --
  Production Services European            1997           --         --              --               --
  operations(8)

Michael P. Herman.....................    1999     $138,107         --              --          $31,397(10)
  Former Vice President--Finance,         1998     $139,489         --              --          $ 5,719(10)
  Chief Financial Officer and
    Secretary                             1997     $129,693    $19,672              --          $ 5,667(10)
  of the Company(9)

------------------------

(1) These amounts were paid to Mr. Brutsche pursuant to the Deferred Compensation Agreement (as hereinafter defined). See "Executive Compensation--Director Compensation."

(2) These amounts include $3,979, $3,727 and $3,542 in the fiscal years ended September 30, 1999, 1998 and 1997, respectively, which were paid on behalf of Mr. Brutsche for the Policies (as hereinafter defined) pursuant to the Split-Dollar Agreements (as hereinafter defined); $22,525, $22,525 and $22,525 for a term life insurance policy maintained on the life of Mr. Brutsche for fiscal 1999, fiscal 1998 and fiscal 1997, respectively; $15,685, $15,685 and $14,866 which were paid to reimburse Mr. Brutsche for taxable income incurred with respect to the premiums paid on his behalf on the term life insurance policy in fiscal 1999, fiscal 1998 and fiscal 1997, respectively; $3,882, $5,000 and $4,610 which were contributed by the Company on behalf of Mr. Brutsche to the Company's 401(k) plan in fiscal 1999, fiscal 1998 and fiscal 1997, respectively; and $2,729 (estimated), $2,729 and $2,637 worth of Common Stock held in the ESOP which was allocated to Mr. Brutsche in fiscal 1999, fiscal 1998 and fiscal 1997, respectively. See "Executive Compensation--Employment Agreements."

(3) These amounts include $4,885, $4,033 and $3,750 which were contributed by the Company on behalf of Mr. Powers to the Company's 401(k) plan in the fiscal years ended September 30, 1999, 1998 and 1997, respectively, and $2,513 (estimated), $2,513 and $2,472 worth of Common Stock held in the ESOP which was allocated to Mr. Powers in fiscal 1999, fiscal 1998 and fiscal 1997, respectively.

(4) These amounts include $4,750, $3,957 and $3,061 which were contributed by the Company on behalf of Mr. Haas to the Company's 401(k) plan in the fiscal years ended September 30, 1999, 1998 and 1997, respectively, and $2,073 (estimated), $2,073 and $2,225 worth of Common Stock held in the ESOP which was allocated to Mr. Haas in fiscal 1999, fiscal 1998 and fiscal 1997, respectively.

(5) This amount includes the value of Common Stock held in the ESEP (as hereinafter defined) which was allocated to Mr. Kobayashi (fiscal 1999 estimated).

(6) Mr. Bornhorst, while still an employee of the Company, resigned his positions of Vice President and Chief Science Officer of the Company and Vice President--Advanced Technology of Vari-Lite during the fiscal year ended September 30, 1999.

(7) These amounts include $4,200, $4,156, and $4,000 which were contributed by the Company on behalf of Mr. Bornhorst to the Company's 401(k) plan in the fiscal years ended September 30, 1999, 1998 and 1997, respectively, and $2,689 (estimated), $2,689 and $2,637 worth of Common Stock held in the ESOP which was allocated to Mr. Bornhorst in fiscal 1999, fiscal 1998 and fiscal 1997, respectively.

(8) Mr. De Haes' employment with the Company terminated after the fiscal year ended September 30, 1999. Prior to his departure, Mr. De Haes served as General Manager of Vari-Lite Production Services European Operations.

(9) Mr. Herman's employment with the Company terminated during the fiscal year ended September 30, 1999. Prior to his departure, Mr. Herman served as Vice President--Finance, Chief Financial Officer and Secretary of the Company.

(10) The amount for 1999 includes a $14,689 severance payment and a $12,900 payment for accrued but unused vacation. The amounts for 1999, 1998 and 1997 include $3,808, $3,487 and $3,242 which were contributed by the Company on behalf of Mr. Herman to the Company's 401(k) plan in the fiscal years ended September 30, 1999, 1998, and 1997, respectively, and $-0-, $2,232 and $2,425 worth of Common Stock held in the ESOP which was allocated to Mr. Herman in fiscal 1999, fiscal 1998 and fiscal 1997, respectively.

SUMMARY OF OPTION GRANTS

    The following table provides certain summary information concerning grants of options to the Named Executive Officers of the Company during the 1999 fiscal year:

                                       NUMBER OF     % OF TOTAL
                                      SECURITIES      OPTIONS
                                      UNDERLYING     GRANTED TO                                  GRANT DATE
                                        OPTIONS     EMPLOYEES IN   EXERCISE PRICE   EXPIRATION    PRESENT
NAME                                  GRANTED (#)   FISCAL YEAR    PER SHARE ($)       DATE      VALUE $(1)
----                                  -----------   ------------   --------------   ----------   ----------
H.R. Brutsche III...................        --            --               --              --           --

T. Clay Powers......................    25,000          3.28%          $ 3.75        10/15/07      $28,898
                                         5,000          0.66%          $ 3.75        11/02/08      $ 6,099
                                        50,000          6.56%          $1.125        08/23/09      $21,160

Loren J. Haas.......................    25,000          3.28%          $ 3.75        10/15/07      $28,898
                                         5,000          0.66%          $ 3.75        11/02/08      $ 6,099
                                        40,000          5.25%          $1.125        08/23/09      $16,928

Fuminori Kobayashi..................        --           0.0%              --              --           --

James M. Bornhorst(2)...............    25,000          3.28%          $ 3.75        10/15/07      $28,898

Bert H.F. De Haes(3)................        --           0.0%              --              --           --

Michael P. Herman(4)................    21,000          2.76%          $ 3.75        10/15/07      $24,274
                                         4,000          0.52%          $ 3.75        11/02/08      $ 4,879

------------------------

(1) The grant date present value was determined using a Black-Scholes option pricing model with the following assumptions: dividend yield of zero; volatility of 30%; risk-free interest rate of 6%; and expected life of five years.

(2) Mr. Bornhorst, although still an employee of the Company, resigned his positions of Vice President and Chief Science Officer of the Company and Vice President--Advanced Technology of Vari-Lite during the fiscal year ended September 30, 1999.

(3) Mr. De Haes' employment with the Company terminated after the fiscal year ended September 30, 1999.

(4) Mr. Herman's employment with the Company terminated during the fiscal year ended September 30, 1999. All of the options granted to Mr. Herman will terminate as of August 25, 2000.

    The following table provides information on the stock options that the Named Executive Officers held at September 30, 1999:

                                                      NUMBER OF           VALUE OF
                                                     SECURITIES          UNEXERCISED
                                                     UNDERLYING         IN-THE-MONEY
                                                 UNEXERCISED OPTIONS     OPTIONS AT
                                                 AT FISCAL YEAR-END    FISCAL YEAR-END
                                                         (#)                ($)*
                                                    EXERCISABLE/        EXERCISABLE/
NAME                                                UNEXERCISABLE       UNEXERCISABLE
----                                             -------------------   ---------------
H.R. Brutsche III..............................     38,333/36,667                --

T. Clay Powers.................................     11,000/69,000                --

Loren J. Haas..................................     11,000/59,000                --

Fuminori Kobayashi.............................                --                --

James M. Bornhorst.............................     10,000/15,000                --

Bert H. F. De Haes.............................                --                --

Michael P. Herman..............................      9,200/15,800                --

------------------------

* Based on the closing price of the Common Stock on the Nasdaq Stock Market on September 30, 1999 of $1.00 per share.

DIRECTOR COMPENSATION

    Messrs. Smith, Clark and Maxson are each paid an annual fee of $61,000 for serving on the Board of Directors and various Committees of the Board of Directors. Each of the remaining directors is paid an annual fee of $30,000 for serving on the Board of Directors and its various Committees. All fees are paid monthly.

    On October 16, 1997, pursuant to the 1997 Omnibus Plan, options to purchase 12,000 shares of Common Stock were granted to each of Messrs. Clark and Maxson, options to purchase 10,000 shares were granted to Mr. Smith and options to purchase 4,800 shares were granted to each of Messrs. Prothro and Rettberg. The exercise price each of these options was $12.00 per share. The options vest in five equal annual installments of 20%, commencing with the first anniversary of the date of grant.

    As of July 1, 1995, the Company entered into a Deferred Compensation Agreement ("Deferred Compensation Agreement") with each of Messrs. Brutsche, Clark, Maxson and Smith pursuant to which each of them receives $167,000 annually for six years, payable monthly. Effective November 2, 1998, each of the Deferred Compensation Agreements was amended to reduce the monthly payment due thereunder beginning on January 1, 1999 to an amount equal to one-half of the original monthly payment and to extend the period during which the payments are due and owing from July 1, 2001 to December 31, 2003. As of March 31, 1994, the Company, Vari-Lite and Showco entered into Compensation Continuation Agreements with each of Messrs. Brutsche, Clark and Maxson pursuant to which the Company, Vari-Lite and Showco each agreed to continue paying for 60 days after the death of any such individual the cash compensation that the deceased was receiving from the companies at the time of his death.

    Each of Messrs. Clark, Maxson and Smith (each a "Consultant") also has entered into a Consulting Agreement with the Company, dated as of July 1, 1995, providing that the Consultant will be available to provide consulting services to the Company in consideration for the Company's payment to the Consultant of an annual consulting fee. Pursuant to their Consulting Agreements, Messrs. Clark and Maxson each receives an annual consulting fee of $100,000, payable monthly, and Mr. Smith receives an annual consulting fee of $20,000, payable monthly. Each Consulting Agreement has an initial term of three years with an automatic extension of one year for each completed year of service by the Consultant thereunder and may be terminated in the event of death, upon permanent disability, for cause (as defined in the Consulting Agreement) or upon the occurrence of a change of control (as defined in the Consulting Agreement). If a Consulting Agreement is terminated without cause, because of permanent disability or through an action by the Company that constitutes constructive termination, or as a result of a change of control, the Consultant will receive the full consulting fee he would have received through the remainder of the three-year term.

    In addition, each of Messrs. Brutsche, Clark and Maxson is eligible to receive benefits under one or more life insurance policies (collectively "Policies" and individually "Policy") pursuant to split-dollar agreements (the "Split-Dollar Agreements") with the Company. The Split-Dollar Agreements each provides for sharing the costs and benefits of the Policy between the Company and Mr. Brutsche, Mr. Clark or Mr. Maxson, as the case may be. The Company pays the entire premium on each Policy to the insurer. An irrevocable trust created or an individual designated by Mr. Brutsche, Mr. Clark or Mr. Maxson, as the case may be, who is the owner of the Policy (the "Owner") reimburses the Company for the portion of the premium attributable to the death benefit protection of each Policy (the "P.S. 58 Cost"). The Company pays the amount of the P.S. 58 Cost to Mr. Brutsche, Mr. Clark or Mr. Maxson, as the case may be, as additional compensation and such person then gifts such amount to the Owner to use to reimburse the Company. Except under certain circumstances, upon the termination of each Split-Dollar Agreement, the Company will be reimbursed for the premiums it has paid under the Policy that is subject to such Split-Dollar Agreement. All of the Split-Dollar Agreements utilize the collateral assignment method to secure the Company's right to repayment of the premiums it has paid under the Policies. Under this method, the Owner owns the Policy, and a collateral assignment (establishing the Company's right to such premium reimbursement from the cash surrender value or death benefits payable under the Policies) is filed with the insurer. The Owner has the right to designate the beneficiaries of the Policies and may borrow and make withdrawals from the cash surrender value, to the extent such cash surrender value exceeds the amount of premiums owed to the Company. The Owner may cancel or surrender the Policies at any time, subject to any applicable obligation to repay the premiums paid by the Company.

EMPLOYMENT AGREEMENT

    As of July 1, 1995, the Company entered into an Employment Agreement (the "Employment Agreement") with H. R. Brutsche III, Chairman of the Board and Chief Executive Officer of the Company. The initial term of the Employment Agreement is for five years, with an automatic extension of one year for each completed year of service by Mr. Brutsche thereunder. Pursuant to the Employment Agreement, Mr. Brutsche receives an annual salary of $433,000, subject to annual review by the Compensation Committee, which may increase but not reduce his annual salary, and is eligible to receive an annual bonus, long-term incentive compensation and deferred compensation in accordance with plans established for officers and directors of the Company. Mr. Brutsche is also entitled to receive various life, medical and disability insurance benefits. Mr. Brutsche may be terminated in the event of his death or permanent disability, for cause (as defined in the Employment Agreement) or upon the occurrence of a change of control (as defined in the Employment Agreement). If Mr. Brutsche is terminated because of his death, his estate will receive his salary through the end of the month in which his death occurs plus the prorated portion of any bonus due to him pursuant to the Vari-Lite International, Inc. Annual Incentive Plan (the "Annual Incentive Plan"). If Mr. Brutsche is terminated because of his permanent disability, Mr. Brutsche will continue to receive his base salary through the remainder of the five-year term of the Employment Agreement, less any disability benefits he receives. If Mr. Brutsche is terminated without cause, through an action by the Company that constitutes constructive termination (as defined in the Employment Agreement) or as the result of a change of control, the Company is obligated to continue to pay Mr. Brutsche his base salary in effect at the time of termination through the remainder of the five-year term. In addition to those provided for under the Employment Agreement, Mr. Brutsche is eligible to receive certain other benefits. See "Executive Compensation--Director Compensation."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended September 30, 1999, the Compensation Committee of the Board of Directors of the Company consisted of Messrs. Smith, Prothro and Rettberg. Each of Messrs. Prothro and Rettberg is an independent director.

    Mr. Smith has entered into a Consulting Agreement with the Company, dated as of July 1, 1995, providing that Mr. Smith will be available to provide consulting services to the Company in consideration for the Company's payment to Mr. Smith of an annual consulting fee of $20,000, payable monthly. The Consulting Agreement has an initial term of three years with an automatic extension of one year for each completed year of service by Mr. Smith thereunder and may be terminated in the event of death, upon permanent disability, for cause (as defined in the Consulting Agreement) or upon the occurrence of a change of control (as defined in the Consulting Agreement). If the Consulting Agreement is terminated without cause, because of permanent disability or through an action by the Company that constitutes constructive termination, or as a result of a change of control, Mr. Smith will receive the full consulting fee he would have received through the remainder of the three-year term.

    Mr. Smith has also entered into the Deferred Compensation Agreement with the Company, dated as of July 1, 1995, pursuant to which he receives $167,000 annually for six years, payable monthly. Effective November 2, 1998, the Deferred Compensation Agreement was amended to reduce the monthly payment due thereunder beginning on January 1, 1999 to an amount equal to one-half of the original monthly payment and to extend the period during which the payments are due and owing from July 1, 2001 to December 31, 2003.

REPORT OF THE COMPENSATION COMMITTEE AND OMNIBUS COMMITTEE ON EXECUTIVE
  COMPENSATION

    The principal elements of compensation provided to the executive officers of the Company, including Mr. H.R. Brutsche III, the Chairman of the Board and Chief Executive Officer of the Company, historically have consisted of a base salary, supplemented with the opportunity to earn a bonus under the Annual Incentive Plan if performance exceeds targeted levels. Options granted under the Company's 1997 Omnibus Plan are also utilized as a component of compensation.

    Mr. Brutsche is entitled to receive a minimum annual salary of $433,000 pursuant to the Employment Agreement. Subject to this minimum, Mr. Brutsche's base salary rate may be increased at the discretion of the Board of Directors based upon such factors as the Board of Directors deems appropriate.
Mr. Brutsche was paid $519,243 during the fiscal year ended September 30, 1999 as base salary. In addition, Mr. Brutsche receives additional annual compensation of $104,375 pursuant to the terms of the Deferred Compensation Agreement, certain other benefits under the Split-Dollar Agreement, contributions under the ESOP and payment of term life insurance policies on his life. Effective November 2, 1998, the Deferred Compensation Agreement was amended to reduce the monthly payment due thereunder beginning on January 1, 1999 to an amount equal to one-half of the original monthly payment and to extend the period during which the payments are due and owing from July 1, 2001 to December 31, 2003.

    The Annual Incentive Plan is administered by the Omnibus Committee. Bonus amounts for a year may be granted to eligible employees of the Company based on predetermined targets or in the discretion of the Omnibus Committee, or a combination of both. Bonuses are generally awarded to eligible employees based on a combination of the Company achieving its defined operating income goals and the eligible employee's individual performance. For the fiscal year ending September 30, 1999, the Company did not pay any Annual Incentive Plan bonuses.

    The Compensation Committee and Omnibus Committee believe that the Annual Incentive Plan, ESOP, the Vari-Lite International, Inc. Employees' Stock Equivalence Plan ("ESEP") and 1997 Omnibus Plan enable the Company to provide total compensation to its management group comparable to rates paid by other companies. The Compensation Committee and Omnibus Committee believe that basing a portion of the compensation of its executives on achievement of defined Company goals and improved stock price performance will properly motivate management and lead to increased profitability.

    Because the Common Stock did not become publicly traded until October 16, 1997, the Omnibus Plan and the Annual Incentive Plan will not be subject to
Section 162(m) of the Internal Revenue Code of 1986, as amended, until the Company's annual meeting of stockholders in 2001 or such earlier time as a material modification is made to these compensation plans. At such time, to the extent that these compensation plans can be exempt from Section 162(m), the Company will determine if it is necessary to institute procedures to permit the exemption.

COMPENSATION           OMNIBUS
COMMITTEE              COMMITTEE

J. Anthony Smith       C. Vincent Prothro
C. Vincent Prothro     John R. Rettberg
John R. Rettberg

    In accordance with the rules and regulations of the Securities and Exchange Commission, the foregoing report of the Compensation Committee and Omnibus Committee and the performance graph appearing below shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 (the "Exchange Act") or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other filed document.

STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return of the Common Stock for the period from October 16, 1997, the date of the Company's initial public offering, to September 30, 1999, with the cumulative total return of the Russell 2000 Index and the Standard & Poor's Entertainment Index from September 30, 1997 to September 30, 1999. The graph assumes an investment of $100.00 on October 16, 1997 or September 30, 1997, respectively, and assumes reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               VARI-LITE       RUSSELL 2000  S & P ENTERTAINMENT
          INTERNATIONAL, INC.
10/16/97                  100           100                  100
9/1/98                     23            83                  127
9/1/99                      8            95                  161
                      DOLLARS

                   BOARD MEETINGS, COMMITTEES AND ATTENDANCE

    The Board of Directors of the Company met five times during the fiscal year ended September 30, 1999. Each director attended at least 75% of the meetings of the Board of Directors and all committees of the Board of Directors on which he served, except Mr. Smith who attended four of the six (or 67%) of the meetings of the Board of Directors and all committees of the Board of Directors on which he served. The Board of Directors currently has appointed four committees, the Executive Committee, the Audit Committee, the Compensation Committee and the Omnibus Committee.

EXECUTIVE COMMITTEE

    The Executive Committee is composed of Messrs. Clark, Maxson and Brutsche, with Mr. Clark serving as Chairman. The Executive Committee has the authority, between meetings of the Board of Directors, to take all actions with respect to the management of the Company's business that require action by the Board of Directors, except with respect to certain specified matters that by law must be approved by the entire Board. The Executive Committee met nine times during the fiscal year ended September 30, 1999.

AUDIT COMMITTEE

    The Audit Committee is composed of Messrs. Clark, Prothro and Rettberg, with Mr. Clark serving as Chairman. The Audit Committee is responsible for
(a) reviewing the scope of, and the fees for, the annual audit, (b) reviewing with the independent auditors the Company's accounting practices and policies,
(c) reviewing with the independent auditors their final report, (d) reviewing with internal and independent auditors overall accounting and financial controls and (e) being available to the independent auditors for consultation purposes. The Audit Committee met one time during the fiscal year ended September 30, 1999.

COMPENSATION COMMITTEE

    The Compensation Committee is composed of Messrs. Smith, Prothro and Rettberg, with Mr. Rettberg serving as Chairman. With the exception of granting awards under the 1997 Omnibus Plan and Annual Incentive Plan, the Compensation Committee determines the compensation of the officers of the Company and performs other similar functions. The Compensation Committee met one time during the fiscal year ended September 30, 1999.

OMNIBUS COMMITTEE

    The Omnibus Committee is composed of Messrs. Prothro and Rettberg, with
Mr. Rettberg serving as Chairman. The Omnibus Committee administers the 1997 Omnibus Plan and the Annual Incentive Plan, including the determination of eligibility and the granting of awards under such plans. The Omnibus Committee met one time during the fiscal year ended September 30, 1999 and took action on two additional occasions by unanimous written consent.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of the equity securities of the Company to file with the Securities and Exchange Commission reports of ownership and reports of changes in ownership in the equity and derivative securities of the Company. Based solely on its review of copies of such reports received or written representations from such officers, directors and persons who own more than ten percent of the equity of the Company, the Company believes that all Section 16(a) filing requirements applicable to such individuals were complied with during the fiscal year ending September 30, 1999, except as described below.

    The Statement of Changes in Beneficial Ownership on Form 4 was filed late for Loren J. Haas (one report reflecting grant of options), an officer of the Company, Michael P. Herman (one report reflecting grant of options), a former officer of the Company, and James H. Clark, Jr. (one report reflecting the purchase of shares by Clark Partnership, Ltd., a limited partnership of which Mr. Clark is the managing general partner), a director of the Company.

              TRANSACTIONS WITH DIRECTORS, OFFICERS AND AFFILIATES

    During the fiscal year ended September 30, 1999, Philip D.C. Collins, who beneficially owns more than five percent of the Common Stock of the Company, paid $50,727 to the Company for the rental of automated lighting products and other services for use in his concert tours. Hit & Run Music Limited, a corporation owned by J. Anthony Smith, manages Mr. Collins. The Company believes that the terms of the above transactions were at least as favorable to the Company as those which could have been obtained in an arm's length transaction with an unaffiliated third party.

    In addition, certain directors of the Company receive deferred compensation and consulting payments. See "Executive Compensation--Director Compensation."

                                 PROPOSAL TWO:
             AMEND VARI-LITE INTERNATIONAL, INC. 1997 OMNIBUS PLAN

BACKGROUND AND SUMMARY OF TERMS OF 1997 OMNIBUS PLAN

    On August 27, 1997, the Company adopted the 1997 Omnibus Plan to attract and retain qualified employees and non-employee directors. Employees and non-employee directors of the Company and its subsidiaries are eligible to be granted (a) stock options ("Options"), which may be designated as nonqualified stock options ("NQSOs") or incentive stock options ("ISOs"), (b) stock appreciation rights ("SARs"), (c) restricted stock awards ("Restricted Stock"),
(d) performance awards ("Performance Awards") or (e) other forms of stock-based incentive awards (collectively, the "Awards"). An employee or non-employee director who has been granted an Option is referred to herein as an "Optionee" and an employee or non-employee director who has been granted any other type of Award is referred to herein as a "Participant."

    On December 8, 1999, the Board of Directors of the Company adopted an amendment to the 1997 Omnibus Plan to increase the number of shares of Common Stock that may be issued upon exercise of Options and SARs or pursuant to other Awards under the 1997 Omnibus Plan from 800,000 shares to 1,200,000 shares. The proposed increase will permit the Company to continue to provide incentives to qualified employees and non-employee directors of the Company and its subsidiaries by aligning their interests directly with those of the Company's stockholders. At the Annual Meeting, the Company's stockholders will be asked to approve that amendment to the 1997 Omnibus Plan.

    The following description of the 1997 Omnibus Plan is only a summary; it does not purport to be a complete or detailed description of all of the provisions of the 1997 Omnibus Plan. A copy of the 1997 Omnibus Plan will be furnished by the Company to any stockholder upon written request to the Secretary of the Company at the Company's executive offices.

THE PLAN

    The Omnibus Committee administers the 1997 Omnibus Plan and has full discretion and exclusive power to (a) select the employees and non-employee directors who will participate in the 1997 Omnibus Plan and grant Awards to such employees and non-employee directors, provided that any Awards to be granted to non-employee directors who are members of the Omnibus Committee must be granted by the entire Board of Directors, (b) determine the time at which such Awards shall be granted and any terms and conditions with respect to such Awards as shall not be inconsistent with the provisions of the 1997

Omnibus Plan, and (c) resolve all questions relating to the administration of the 1997 Omnibus Plan. Members of the Omnibus Committee receive no additional compensation for their services in connection with the administration of the 1997 Omnibus Plan.

    The employees who are eligible to participate in the 1997 Omnibus Plan are officers, management and other key employees of the Company and its subsidiaries as the Omnibus Committee may from time to time determine. Non-employee directors of the Company or any of its subsidiaries are also eligible to participate in the 1997 Omnibus Plan. Approximately 450 of the employees of the Company and its subsidiaries and four non-employee directors of the Company are eligible to participate in the 1997 Omnibus Plan.

    The Omnibus Committee may grant NQSOs or ISOs that are evidenced by stock option agreements. A NQSO is a right to purchase a specific number of shares of Common Stock during such time as the Omnibus Committee may determine, not to exceed ten years, at a price determined by the Omnibus Committee that, unless deemed otherwise by the Omnibus Committee, is not less than the fair market value of the Common Stock on the date the NQSO is granted. An ISO is an Option that meets the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). No ISOs may be granted under the 1997 Omnibus Plan to
(a) a non-employee director or (b) an employee who owns more than 10% of the outstanding voting stock of the Company ("Ten Percent Stockholder") unless the option price is at least 110% of the fair market value of the Common Stock at the date of grant and the ISO is not exercisable more than five years after it is granted. In the case of an employee who is not a Ten Percent Stockholder, no ISO may be exercisable more than ten years after the date the ISO is granted and the exercise price of the ISO shall not be less than the fair market value of the Common Stock on the date the ISO is granted. Further, no employee may be granted ISOs that first become exercisable during a calendar year for the purchase of Common Stock with an aggregate fair market value (determined as of the date of grant of each ISO) in excess of $100,000. An ISO (or any installment thereof) counts against the annual limitation only in the year it first becomes exercisable.

    The exercise price of the Common Stock subject to a NQSO or ISO may be paid in cash or, at the discretion of the Omnibus Committee, by a promissory note or by the tender of Common Stock owned by the Option holder or through a combination thereof. The Omnibus Committee may provide for the exercise of Options in installments and upon such terms, conditions and restrictions as it may determine. Options are generally exercisable in equal annual installments over a five-year period. All installments that become exercisable are generally cumulative and may be exercised at any time after they become exercisable until the expiration of the term of the Option. The Omnibus Committee may provide for termination of an Option in the case of termination of employment or directorship or any other reason. If an Optionee dies or becomes disabled prior to totally exercising the Option, the Option agreement may provide that the Option may be exercised by (a) the Optionee's estate or by the person who acquired the right to exercise the Option by bequest or inheritance or by reason of the Optionee's death or (b) the Optionee or his personal representative in the event of an Optionee's disability, provided that the Option is exercised prior to the date of its expiration or not more than six months from the date of the Optionee's death or disability, whichever first occurs.

    An SAR is a right granted to a Participant to receive, upon surrender of the right, but without payment, an amount payable in cash. The amount payable with respect to each SAR shall be based on the excess, if any, of the fair market value of a share of Common Stock on the exercise date over the exercise price of the SAR, which will not be less than the fair market value of the Common Stock on the date the SAR is granted. In the case of an SAR granted in tandem with an ISO to an employee who is a Ten Percent Stockholder, the exercise price shall not be less than 110% of the fair market value of a share of Common Stock on the date the SAR is granted.

    Restricted Stock is Common Stock that is issued to a Participant at a price determined by the Omnibus Committee, which price per share may not be less than the par value of the Common Stock, and is subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Omnibus Committee may determine.

    A Performance Award granted under the 1997 Omnibus Plan (a) may be denominated or payable to the Participant in cash, Common Stock (including, without limitation, Restricted Stock), other securities or other Awards and (b) shall confer on the Participant the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Omnibus Committee shall establish. Subject to the terms of the 1997 Omnibus Plan and any applicable Award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Omnibus Committee.

    The Omnibus Committee may grant Awards under the 1997 Omnibus Plan that provide the Participants with the right to purchase Common Stock or that are valued by reference to the fair market value of the Common Stock (including, but not limited to, phantom securities or dividend equivalents). Such Awards shall be in a form determined by the Omnibus Committee (and may include terms contingent upon a change of control of the Company); provided that such Awards shall not be inconsistent with the terms and purposes of the 1997 Omnibus Plan. The Omnibus Committee determines the price of any such Award and may accept any lawful consideration.

    The Omnibus Committee may at any time amend, suspend or terminate the 1997 Omnibus Plan; provided, however, that (a) no change in any Awards previously granted may be made without the consent of the holder thereof and (b) no amendment (other than an amendment authorized to reflect any merger, consolidation, reorganization or the like to which the Company is a party or any reclassification, stock split, combination of shares or the like) may be made increasing the aggregate number of shares of the Common Stock with respect to which Awards may be granted or changing the class of persons eligible to receive Awards, without the approval of the holders of a majority of the outstanding voting shares of the Company.

    In the event a Change in Control (as defined in the 1997 Omnibus Plan) occurs, then, notwithstanding any provision of the 1997 Omnibus Plan or of any provisions of any Award agreements entered into between the Company and any Optionee or Participant to the contrary, all Awards that have not expired and which are then held by any Optionee or Participant (or the person or persons to whom any deceased Optionee's or Participant's rights have been transferred) shall, as of such Change of Control, become fully and immediately vested and exercisable and may be exercised for the remaining term of such Awards.

    If the Company is a party to any merger, consolidation, reorganization or the like, the Omnibus Committee has the power to substitute new Awards or have the Awards be assumed by another corporation. In the event of a reclassification, stock split, combination of shares or the like, the Omnibus Committee shall conclusively determine the appropriate adjustments.

    No Award granted under the 1997 Omnibus Plan may be sold, pledged, assigned or transferred other than by will or the laws of descent and distribution, and except in the case of the death or disability of an Optionee or a Participant, Awards shall be exercisable during the lifetime of the Optionee or Participant only by that individual.

    No Awards may be granted under the 1997 Omnibus Plan on or after August 27, 2007, but Awards granted prior to such date may be exercised in accordance with their terms.

    The 1997 Omnibus Plan and all Award agreements shall be construed and enforced in accordance with and governed by the laws of the State of Texas.

    As of January 18, 2000, options to purchase a total of 762,200 shares of Common Stock under the 1997 Omnibus Plan (excluding expired or terminated options) had been granted, no options to purchase shares had been exercised, options to purchase a total of 762,200 shares were outstanding, and a total of 37,800 shares were available for future option grants. As of January 18, 2000, the total market value of all shares of Common Stock subject to outstanding options was $762,200 (based upon the closing price of the Common Stock of $1.00 per share as reported on The Nasdaq Stock Market on that date).

UNITED STATES TAX CONSEQUENCES OF AWARDS

    The following summarizes the major United States tax consequences to United States individuals that are expected to occur in connection with Awards granted under the 1997 Omnibus Plan.

    ISOS. An Optionee has no taxable income, and the Company is not entitled to a deduction, at the time of the grant of an Option. All Options that qualify under the rules of Section 422 of the Code will be entitled to ISO treatment. To receive ISO treatment, an Optionee must not dispose of the acquired Common Stock within two years after the ISO is granted or within one year after the ISO is exercised. In addition, the Optionee must have been an employee of the Company or any of its subsidiaries (or their predecessors) for the entire time from the date the ISO is granted until three months (one year if the Optionee is disabled) before the date of exercise. The requirement that the Optionee be an employee and the two-year and one-year holding periods are waived in the case of death of the Optionee. If all such requirements are met, no tax will be imposed upon exercise of the ISO, and any gain upon sale of the Common Stock will be entitled to capital gain treatment. The Optionee's gain on exercise (the excess of the fair market value of the Common Stock at the time of exercise over the exercise price) of an ISO is a tax preference item and, accordingly, is included in the computation of alternative minimum taxable income.

    If an Optionee does not meet the two-year and one-year holding requirements (a "disqualifying disposition"), tax will be imposed at the time of sale of the Common Stock. In such event the Optionee's gain on exercise of the ISO will be compensation to him taxed as ordinary income rather than capital gain to the extent the fair market value of the acquired Common Stock on the date of exercise of the ISO exceeds the aggregate exercise price paid for that Common Stock, and the Company will be entitled to a corresponding deduction at the time of sale. Any remaining gain on sale of that Common Stock (equal to the excess of the amount realized on the disqualifying disposition of that Common Stock over its fair market value on the date of exercise of the ISO) will be long-term capital gain if the Optionee held that Common Stock for more than one year. If the amount realized on the disqualifying disposition is less than the fair market value of the Common Stock on the date of exercise of the ISO, the total amount includible in the Optionee's gross income, and the amount deductible by the Company, will equal the excess of the amount realized on the disqualifying disposition over the exercise price.

    If the Optionee pays all or a portion of the exercise price of an ISO by tendering other shares of Common Stock he owns, then the following consequences occur. If the tendered shares of Common Stock were acquired by the Optionee through the prior exercise of an ISO (the "Prior ISO") and do not satisfy both the two-year and one-year holding requirements ("Disqualified Payment Shares"), then the tender by the Optionee of such shares constitutes a disqualifying disposition that will result in compensation to the Optionee taxed as ordinary income in an amount equal to the excess of the fair market value of such Disqualified Payment Shares, determined when the Prior ISO was exercised, over the exercise price previously paid for such Disqualified Payment Shares. Any appreciation that has occurred in the Disqualified Payment Shares that is not taxed to the Optionee as compensation income under the disqualifying disposition rules is not recognized as gain under Section 1036 of the Code. The number of shares of Common Stock received upon exercise of the ISO equal to the number of Disqualified Payment Shares tendered in payment thereof will have a basis equal to the Optionee's basis in the Disqualified Payment Shares plus any ordinary income recognized by the Optionee as a result of the disqualifying disposition. The number of shares of Common Stock received upon exercise of the ISO in excess of the number of Disqualified Payment Shares will have a basis equal to the amount of the exercise price of the ISO paid in cash (if any). The number of shares of Common Stock received upon exercise of the ISO, equal to the number of shares of Disqualified Payment Shares tendered, will have the same holding period on the date that the ISO is exercised as such Disqualified Payment Shares had on that date and the holding period of any additional shares of Common Stock received upon exercise of the ISO will begin on that date. For purposes of the two-year and one-year holding requirements relating to a disqualified disposition, however, the holding period of all shares received on exercise of the ISO will begin on the date the ISO is exercised.

    Alternatively, if the exercise price of the ISO is funded by tendering shares of Common Stock owned by the Optionee other than Disqualified Payment Shares ("Qualified Payment Shares"), including shares of Common Stock received by the Optionee from exercise of a prior ISO that satisfied both the two-year and one-year holding requirements, shares of Common Stock acquired from exercise of a NQSO or otherwise as an Award, and shares of Common Stock purchased on the open market, then the following consequences occur. Under Section 1036 of the Code, the Optionee will not recognize gain or loss on the tender of the previously owned Qualified Payment Shares. The number of new shares of Common Stock received upon exercise of the ISO, equal to the number of shares of Qualified Payment Shares tendered, will have the same basis as such Qualified Payment Shares had in the hands of the Optionee and the basis in any additional shares of Common Stock received will equal the exercise price paid in cash (if any). The number of shares of Common Stock received upon exercise of the ISO, equal to the number of shares of Qualified Payment Shares tendered, will have the same holding period on the date the ISO is exercised as such Qualified Payment Shares had on that date and the holding period of any additional shares of Common Stock received upon exercise of the ISO will begin on that date. For purposes of the two-year and one-year holding requirements relating to a disqualified disposition, however, the holding period of all shares received on exercise of the ISO will begin on the date the ISO is exercised.

    NQSOS. Upon exercise of a NQSO, an Optionee will recognize compensation taxed to him as ordinary income to the extent the fair market value of the acquired Common Stock on the date of exercise of the NQSO exceeds the aggregate exercise price paid for that Common Stock. The exercise of a NQSO entitles the Company to a tax deduction for the year in which the exercise occurred in the same amount as is includible in the income of the Optionee. Any gain or loss realized by an Optionee on subsequent disposition of the shares of Common Stock acquired by exercise of a NQSO generally is a capital gain or loss and does not result in any tax deduction to the Company.

    If the Optionee pays all or a portion of the exercise price of a NQSO by tendering other shares of Common Stock he owns ("Payment Shares"), then the following consequences occur regardless if such Payment Shares are Disqualified Payment Shares, Qualified Payment Shares or otherwise. With respect to the number of shares of Common Stock received on exercise of the NQSO that exceeds the number of Payment Shares used to exercise the NQSO, the Optionee will recognize compensation taxed to him as ordinary income to the extent the fair market value of such shares of Common Stock on the date of exercise of the NQSO exceeds the aggregate exercise price paid in cash (if any). Under Section 1036 of the Code, no income, gain or loss is recognized upon the exchange of Payment Shares for shares of Common Stock received upon the exercise of the NQSO to the extent of the number of Payment Shares tendered. The number of shares of Common Stock received upon exercise of the NQSO, equal to the number of shares of Payment Shares tendered, will have the same basis as such Payment Shares had in the hands of the Optionee. The basis of the Optionee in the number of any additional shares of Common Stock received upon exercise of the NQSO will equal the amount of the exercise price of the NQSO paid in cash plus any compensation income recognized by the Optionee. The number of shares received upon exercise of the NQSO, equal to the number of shares of Payment Shares tendered, will have the same holding period on the date that the NQSO is exercised as such Payment Shares had on that date and the holding period of any additional shares of Common Stock received upon exercise of the NQSO will begin on that date.

    CASHLESS EXERCISE--ISOS AND NQSOS. If an Optionee exercises an ISO or NQSO through the cashless exercise method, the Optionee will authorize a broker designated by the Company to sell a specified number of the shares of Common Stock to be acquired by the Optionee on the exercise of the Option, having a then fair market value equal to the sum of the exercise price of the ISO or NQSO, as applicable, plus any transaction costs (the "Cashless Shares"). The remainder of the shares not sold (the "Non-

Cashless Shares") will be delivered to the Optionee. An Optionee who uses the cashless exercise method will be treated as constructively receiving the full amount of shares of Common Stock that otherwise would be issued upon payment of the exercise price of the Option in cash, followed immediately by a sale of the Cashless Shares by the Optionee. In the case of an ISO, the cashless exercise method would result in a disqualifying disposition of the Cashless Shares with the tax consequences set forth above under "ISOs." In the case of a NQSO, the cashless exercise method would result in compensation to the Optionee with respect to both the Cashless Shares and Non-Cashless Shares as discussed above under "NQSOs." Since the Optionee's basis in the Cashless Shares that are received and simultaneously sold on exercise of the NQSO is equal to the sum of the exercise price and the compensation to the Optionee, no additional gain must be recognized by the Optionee upon the simultaneous sale of the Cashless Shares.

    SARS. A Participant has no taxable income, and the Company is not entitled to a deduction, at the time of the grant of an SAR. On exercise of an SAR, a Participant of an SAR will recognize compensation taxed as ordinary income in an amount equal to the cash received under the SAR.

    RESTRICTED STOCK. A Participant who receives a grant of Restricted Stock will recognize compensation taxed as ordinary income equal to the excess of the fair market value of the Restricted Stock over the price paid for the Restricted Stock (a) as of the date of grant, if an election is properly made by the Participant under Section 83(b) of the Code, or (b) at the time the restrictions lapse, absent a proper election by the Participant under Section 83(b) of the Code. If the Participant makes a proper election under Section 83(b) of the Code, no additional income will be recognized by the Participant when the restrictions lapse. If, however, the shares of Restricted Stock are forfeited after a proper election under Section 83(b) of the Code is made by the Participant, no loss may be recognized. Any compensation income recognized by the Participant with respect to the Restricted Stock will be added to the Participant's basis in the Restricted Stock. Gain or loss recognized by a Participant upon a disposition of the shares of Restricted Stock will be capital gain or loss, taxed as long-term capital gain or loss if the Restricted Stock has been held by the Participant for more than one year. The one-year holding period commences on the date the restrictions lapse or, if a proper election is made by the Participant under Section 83(b) of the Code, when the Restricted Stock is granted. The Participant must file any Section 83(b) election with the Internal Revenue Service not later than 30 days after the date of grant of the Restricted Stock. Each Participant who receives a grant of Restricted Stock is urged to consult his or her own tax advisor with respect to whether an election should be made under Section 83(b) of the Code and the manner of making a proper election. The granting of an SAR or Restricted Stock entitles the Company to a tax deduction for the year in which the compensation income is recognized by the Participant in the same amount as is includible in the income of the Participant.

    PERFORMANCE AWARDS AND OTHER STOCK-BASED AWARDS. Under Section 83(a) of the Code, a Participant who receives a grant of a Performance Award or other form of stock-based incentive award that constitutes property and is payable in cash or Common Stock will recognize compensation taxed as ordinary income generally when such cash or Common Stock is received equal to the amount of cash or the excess (if any) of the fair market value of Common Stock over the exercise price. If the Common Stock is Restricted Stock or otherwise subject to forfeiture, then generally such Common Stock is taxed as set forth above for Restricted Stock. The tax status of the Performance Awards and other forms of stock-based incentive awards will depend on the nature of such Awards and their specific terms and conditions.

    Under certain circumstances, the Company's tax deductions may be limited under Section 162(m) of the Code.

    The foregoing statements are based upon present United States federal income tax laws and regulations and are subject to change if the tax laws and regulations, or interpretations thereof, are changed.

OPTIONS GRANTED UNDER UK SUB-PLAN

    On August 27, 1997, the Board of Directors of the Company approved the adoption of the Rules of UK Sub-Plan of the 1997 Omnibus Plan (the "Sub-Plan") providing for grants of approved options ("Approved Options") to United Kingdom employees of subsidiaries of the Company.

    Grants of Approved Options under the Sub-Plan shall be evidenced by stock option agreements containing applicable provisions of United Kingdom law. An Approved Option may not be granted to any employee who, if the Approved Option was granted, would hold Approved Options for shares with an aggregate subscription price in excess of L30,000. If the Company desires to grant Options to a United Kingdom employee in excess of the L30,000 limitation, unapproved options may be granted to such employee under the 1997 Omnibus Plan in the form of NQSOs. Generally, Approved Options granted under the Sub-Plan receive favorable tax treatment under United Kingdom law if they are not exercised earlier than three years or later than 10 years (or the expiration of the Approved Option, if earlier) from the date of grant. A report must be filed with the United Kingdom Inland Revenue each year regarding Approved Options granted under the Sub-Plan and regarding unapproved options granted to United Kingdom employees as NQSOs under the 1997 Omnibus Plan.

UNITED KINGDOM TAX CONSEQUENCES OF OPTIONS

    The following summarizes the major United Kingdom tax consequences to United Kingdom employees that are expected to occur in connection with Approved Options and unapproved options granted as NQSOs.

    If an Optionee does not exercise an Approved Option prior to three years from the date of grant and the exercise is not earlier than three years after the latest previous exercise by the Optionee of an Approved Option, the Optionee will not recognize any income at the time of the grant or the exercise of the Approved Option and the gain on the sale (equal to the excess of the amount realized on disposition of the Common Stock over the exercise price of the Approved Option) will be taxed as capital gain. The Company will be entitled to a tax deduction equal to the spread on the date of exercise (the excess of the fair market value of the Common Stock on the date of exercise of the Approved Option over the exercise price), even though the Optionee will not have any corresponding income tax recognition. If an Approved Option is exercised under circumstances that do not qualify for tax exemption, such as an exercise within three years of the date of grant, the Optionee would recognize ordinary income equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price. In addition, if an Approved Option is not exercised in a tax exempt manner, the Company must withhold from the Optionee and account to the United Kingdom Inland Revenue the appropriate income tax.

    Upon exercise of an unapproved option granted under the 1997 Omnibus Plan as a NQSO, the Optionee will recognize at the time of exercise of the unapproved option income in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price, and the Company will be entitled to a corresponding tax deduction at that time. Income tax must be withheld from the Optionee and accounted for to the United Kingdom Inland Revenue. The Company can withhold taxes by withholding a number of shares of Common Stock having a market value equal to not less than the amount required to be withheld.

    The foregoing statements are based on present United Kingdom income tax laws and regulations and are subject to change if the tax laws and regulations, or interpretations thereof, are changed.

JAPANESE TAX CONSEQUENCES OF OPTIONS

    The following summarizes the major Japanese tax consequences to Japanese Optionees that are expected to occur in connection with Options granted under the 1997 Omnibus Plan.

    Japanese law does not provide for any special tax treatment for Options, such as Approved Options under United Kingdom tax laws or ISOs under United States tax laws. Accordingly, Options granted to Japanese employees will be NQSOs under the 1997 Omnibus Plan. The Optionee will not recognize any income at the time the NQSO is granted if the option exercise price is at least equal to the fair market value of the Common Stock on the date of grant. At the time the NQSO is exercised, however, an Optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received upon exercise of the NQSO over the exercise price. For permanent residents of Japan, this income will be treated as occasional income, which is subject to a special tax calculation. This special tax calculation usually results in the imposition of less tax than the normal graduated rates.

    Under Japanese law, an employer is not allowed to deduct compensation paid to its officers. Income related to NQSOs issued to officers is treated as additional officers' compensation and, accordingly, income related to NQSOs is not deductible as compensation expense. On the other hand, NQSOs issued by the Company to employees other than officers will be deductible as compensation expense to the same extent that the Optionee recognizes income.

    The foregoing statements are based on present Japanese income tax laws and regulations and are subject to change if the tax laws and regulations, or interpretations thereof, are changed.

REQUIRED VOTE

    The favorable vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote is required to approve the proposed amendment to the 1997 Omnibus Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE 1997 OMNIBUS PLAN.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

    Deloitte & Touche LLP served as the independent auditors of the Company for the fiscal year ended September 30, 1999. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement. The representative will be available to answer appropriate stockholder questions.

                            STOCKHOLDERS' PROPOSALS

    Any stockholder who may wish to present a proposal for consideration at the 2001 annual meeting of stockholders must submit the proposal in writing to the Secretary of the Company at the address shown on the first page of this Proxy Statement not later than October 2, 2000. That proposal must comply with Section 8 of Article II of the Company's By-Laws and, if it is to be included in the Company's proxy materials, Rule 14a-8 under the Exchange Act. The By-Laws permit the Board of Directors or the presiding officer of the 2001 annual meeting of stockholders to reject any proposal submitted for that meeting after October 2, 2000 or that otherwise does not comply with the By-Laws. It is likely that an untimely or noncomplying proposal will be rejected. If, however, an untimely or noncomplying proposal is not rejected, then (subject to Rule 14a-4 under the Exchange Act) the persons named as proxies in the proxy cards solicited by the Board of Directors for that meeting will be entitled to vote the shares represented by the proxy cards held by them regarding that proposal in their discretion, if properly raised at the meeting.

                                 MISCELLANEOUS

    The Board of Directors knows of no business other than that set forth above to be transacted at the Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies on such matters will vote the shares of Common Stock represented by the proxies in accordance with their best judgment and Rule 14a-4 under the Exchange Act.

    The information contained in the Proxy Statement relating to the occupations and security holdings of the directors and officers of the Company and their transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than five percent of the Company's Common Stock is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.

    The Annual Report to Stockholders of the Company for the fiscal year ended September 30, 1999, which includes financial statements and accompanies this Proxy Statement, does not form any part of the materials for the solicitation of proxies.

    THE COMPANY HAS PROVIDED WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED HEREBY A COPY OF THE COMPANY'S 1999 ANNUAL REPORT TO STOCKHOLDERS, WHICH INCLUDES A COPY OF THE COMPANY ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1999. EXHIBITS TO THE FORM 10-K ARE AVAILABLE UPON REQUEST AT A REASONABLE CHARGE TO COVER THE COMPANY'S COST IN PROVIDING SUCH EXHIBITS OR ON THE INTERNET AT HTTP://WWW.SEC.GOV. ADDITIONAL COPIES OF THE 1999 ANNUAL REPORT TO STOCKHOLDERS MAY BE OBTAINED WITHOUT CHARGE BY ANY PERSON WHOSE PROXY IS SOLICITED HEREBY UPON WRITTEN REQUEST TO CORPORATE SECRETARY, VARI-LITE INTERNATIONAL, INC., 201 REGAL ROW, DALLAS, TEXAS 75247.

                                                       By Order of the Board of Directors

                                                       [/S/ JEROME L. TROJAN III]
                                                       Jerome L. Trojan III
                                                       SECRETARY

Dallas, Texas
January 28, 2000

                                                                      APPENDIX A


                                AMENDMENT NO. 1
                                     TO THE
                         VARI-LITE INTERNATIONAL, INC.
                               1997 OMNIBUS PLAN


    Pursuant to Section 17 of the Vari-Lite International, Inc. 1997 Omnibus Plan (the "Plan"), the Plan is hereby amended as follows:

       1. Section 2 of the Plan is hereby amended to read in its entirety as follows:

       2.  Shares of Stock Subject to the Plan

           The Awards may be granted with respect to Common Stock, $0.10 par value of the Company (the "Common Stock"). Shares delivered upon exercise of the Awards, at the election of the Committee (as hereinafter defined in Section 3), may be Common Stock that is authorized but previously unissued or stock reacquired by the Company or both. Subject to the provisions of Section 15, the maximum number of shares of Common Stock with respect to which the Awards may be granted under the Plan, including to any individual employee, shall not exceed 1,200,000. Any shares subject to an Award under the Plan, which Award for any reason expires or is terminated unexercised as to such shares, shall again be available for the grant of other Awards under the Plan; provided, however, that forfeited Common Stock or other securities shall not be available for further Awards if the Participant (as hereinafter defined in Section 4) has realized any benefits of ownership from such Common Stock.

    IN WITNESS WHEREOF, the undersigned has executed this Amendment effective as of the 8th day of December, 1999.


                                          VARI-LITE INTERNATIONAL, INC.


                                          By: /s/ H.R. Brutsche III
                                          --------------------------------------
                                             H.R. Brutsche III
                                             CHAIRMAN OF THE BOARD

                    VARI-LITE INTERNATIONAL, INC.

      The undersigned (i) acknowledges receipt of the Notice dated
January 28, 2000, of the Annual Meeting of Stockholders of Vari-Lite International, Inc., a Delaware corporation (the ""Company''), to be held on March 10, 2000, at 10:00 a.m., local time, at the offices of the Company at 201 Regal Row, Dallas, Texas 75247, and the Proxy Statement in connection therewith; and (ii) appoints H.R. Brutsche III and Jerome L. Trojan III, and each of them, the undersigned's proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned on January 14, 2000, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any postponements or adjournments thereof, and the undersigned directs that this proxy be voted as set forth on the reverse.

      If more than one of the proxies named herein shall be present in person or by substitute at the meeting or at any postponements or adjournments thereof, both of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.


             (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)
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

THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR             Please mark   /X/
PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT            your votes as
WITH RESPECT TO SUCH COMMON STOCK AND HEREBY            indicated in
RATIFIES AND CONFIRMS ALL THAT THE PROXIES,             this example
THEIR SUBSTITUTES, OR ANY OF THEM MAY
LAWFULLY DO BY VIRTUE HEREOF.

1. Proposal to elect two Class III directors to serve until the annual meeting of stockholders to be held in 2003 or until their respective successors are elected and qualified.

        FOR all nominees           WITHHOLD              Nominees:
      listed to the right         AUTHORITY              H.R. Brutsche III and
      (except as marked     to vote for all nominees     J. Anthony Smith
       to the contrary)      listed to the right
            /  /                     /  /

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.)

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2.   Proposal to amend the Vari-Lite International, Inc. 1997 Omnibus Plan to increase the number of shares of Common Stock that may be issued upon exercise of options granted under the Plan from 800,000 shares to 1,200,000 shares.

                     FOR          AGAINST         ABSTAIN
                     /  /          /  /             /  /

3. In the discretion of the proxies on any other matters that may properly come before the meeting or any postponements or adjournments thereof.

                     FOR          AGAINST         ABSTAIN
                     /  /          /  /             /  /

                                       Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

                                       Please mark, sign, date and return your
                                       proxy promptly in the enclosed envelope
                                       whether or not you plan to attend the
                                       Meeting. No postage is required. You may nevertheless vote in person if you do attend.

                                       Dated: __________________________, 2000

                                       _______________________________________
                                                Signature of Stockholder

                                       _______________________________________
                                                Signature of Stockholder

                                       _______________________________________
                                                   Title, if applicable

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